UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑           Soliciting Material Pursuant to § 240.14a-12

PENWEST PHARMACEUTICALS CO.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP
TANG CAPITAL MANAGEMENT, LLC
KEVIN C. TANG
PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.
PERCEPTIVE ADVISORS LLC
JOSEPH EDELMAN
ANDREW D. LEVIN, M.D., PH.D.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On March 30, 2009, Tang Capital Partners, LP (“Tang Capital”) and Perceptive Life Sciences Master Fund Ltd. (“Perceptive”) delivered a Notice to Secretary of Business to Be Brought Before the 2009 Annual Meeting of Shareholders to the Corporate Secretary of Penwest Pharmaceuticals Co., a copy of which is filed as Exhibit 1 hereto.

IMPORTANT INFORMATION

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT RELATED TO THE SOLICITATION OF PROXIES BY TANG CAPITAL PARTNERS, LP AND PERCEPTIVE LIFE SCIENCES MASTER FUND LTD. FROM THE STOCKHOLDERS OF PENWEST PHARMACEUTICALS CO. FOR USE AT ITS ANNUAL MEETING, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  THE PROXY STATEMENT, ALONG WITH OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S ("SEC") WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WHEN AVAILABLE WITHOUT CHARGE UPON REQUEST.

Tang Capital Partners, LP, Tang Capital Management, LLC, Kevin C. Tang, Andrew D. Levin, M.D., Ph.D., Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC and Joseph Edelman, may be deemed to be participants in any solicitation in connection with the director nominations and other proposals made by Tang Capital Partners, LP and Perceptive Life Sciences Master Fund Ltd.  Information about them and their beneficial ownership of Penwest shares may be obtained from Schedules 13D filed with the SEC by them in respect to Penwest, as the same may be amended.  Such Schedules 13D and amendments thereto are available at no charge at the SEC's website at http://www.sec.gov.

Exhibits:

Exhibit 99.1: Notice to Secretary of Business to Be Brought Before the 2009 Annual Meeting of Shareholders